UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Nuveen Multi-Strategy Income and Growth Fund 2 (JQC)

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Important Information for
Shareholders of Nuveen Multi-Strategy Income and Growth Fund 2 (JQC)

At a special meeting of shareholders of Nuveen Multi-Strategy Income and Growth Fund 2 (JQC) (the “Fund”), you will be asked to vote on the approval of a change to the Fund’s fundamental investment restriction regarding concentration in connection with a broader initiative to reposition the Fund. Although we recommend that you read the complete Proxy Statement, for your convenience, we have provided the following brief overview of the matters to be voted on.

Q.	Why did I receive this Proxy?

A.	This Proxy was sent to you, because as of September 7, 2011, you were a shareholder of the Fund. The Board of Trustees of the Fund (the “Board”) has authorized the Fund to reposition its portfolio and adopt a single-strategy investment approach that seeks to invest across the capital structure of a company, with a primary emphasis on senior secured and second lien loans. The Board also approved a number of related changes described in more detail below to accomplish this objective. Most of the changes in connection with the repositioning do not require shareholder approval. You are being asked to vote on one specific change that requires shareholder approval. In particular, you are being asked to consider the approval of a change to the Fund’s fundamental concentration policy as a result of the Fund’s repositioning.

Q.	What is the goal of the Fund’s proposed repositioning plan?

A.	The goal of the proposed repositioning is to increase the attractiveness of the Fund’s common shares and narrow the Fund’s trading discount by:

• Simplifying the Fund to focus on one of its current core portfolio strategies;

• Positioning the Fund in a closed-end fund category that is well understood and has historically seen more consistent secondary market demand; and

• Differentiating the Fund from similar funds, including other Nuveen closed-end funds in the same fund category.

Q.	What are the proposed changes to the investment policies of the Fund?

A.	The Fund’s investment objective of high current income with a secondary objective of total return will remain unchanged. The Fund currently invests its assets to maintain a strategic exposure target of approximately 70% in income-oriented debt securities (preferred securities and fixed- and floating-rate debt, including high yield debt and senior loans) and 30% in equities and equity-like securities (convertibles and domestic and international equities). In connection with the repositioning, the Fund will adopt a single-strategy investment approach that seeks to invest across the capital structure of a company, with a primary emphasis on senior secured and second lien loans. Upon completion of the repositioning, under normal market circumstances, the Fund will invest at least 70% of its managed assets in senior secured and second lien loans. The Fund will also opportunistically invest up to 30% of its managed assets across the capital structure of companies

(including in equity securities) with a primary emphasis on high yield bonds, convertible securities and other forms of income-producing securities.

Q.	What is the proposal that I am being asked to vote on?

A.	The proposal seeks your approval to amend the Fund’s fundamental policy with respect to industry concentration to eliminate the requirement to concentrate at least 25% of its investments in the financial services industry. The Fund adopted its current concentration policy because of its historical emphasis on preferred securities, which are predominantly issued by companies in the financial services industry. In order to implement the broad-based, debt-oriented strategy that is contemplated following the repositioning, the Adviser recommended, and the Board approved, a new fundamental policy that provides that the Fund would not invest more than 25% of its total assets in any industry, including the financial services industry. You are being asked to approve the new fundamental policy.

Q.	How will the repositioned Fund differ from other similar Nuveen closed-end Funds?

A.	The Fund will take a different approach from the four other Nuveen closed-end funds sub-advised exclusively by Symphony Asset Management, LLC (“Symphony”), an existing sub-adviser of the Fund and an affiliate of the Adviser, which will assume responsibility for managing the Fund’s entire portfolio upon completion of the repositioning. The Fund will pursue a broad-based credit strategy that is built upon a core loan allocation. The Fund will seek to offer investors access to opportunities across the capital structure of companies from senior secured debt to common equity.

Q.	Will there be any other changes to the Fund as a result of the proposal?

A.	If shareholders approve the proposal described in this Proxy Statement, the Fund will implement a number of related changes to achieve the repositioning of the Fund. Nuveen Fund Advisors, Inc. (the “Adviser”), the investment adviser to the Fund, recommended and the Board has approved the following actions in connection with the repositioning: (1) changing the Fund’s investment policies to adopt a single-strategy investment approach that seeks to invest across the capital structure of a company, with a primary emphasis on senior secured and second lien loans, (2) subject to a transition period, terminating two of the Fund’s three existing sub-advisers, (3) changing the name of the Fund to Nuveen Credit Strategies Income Fund, and (4) discontinuing the current quarterly managed distribution policy and commencing monthly income distributions (collectively with the fundamental policy change, the “Repositioning Plan”).

Q.	Will the repositioning increase the Fund’s expense ratio?

A.	The Repositioning Plan will not result in an increase in the Fund’s operating expense ratio. In light of certain operating efficiencies that are expected to result from the repositioning, the Adviser has agreed to permanently reduce by two basis points (0.02%) its management fee rate if shareholders approve the proposal, which would result in a commensurate reduction in the Fund’s operating expense ratio.

Q.	Will there be any one-time costs associated with the Fund’s repositioning?

A.	The Fund pays transaction costs, such as commissions or dealer mark-ups, when it buys and sells securities. It is anticipated that the repositioning of the Fund’s portfolio will result in significant portfolio turnover, which will result in higher explicit (i.e., trading commissions) and implicit (i.e., dealer mark-ups) transaction costs than would otherwise be incurred. Such costs will reduce the total return on net asset value to common shareholders. The Adviser and the Board believe that the potential benefits of the repositioning in terms of improved market price of the Fund’s common shares relative to net asset value will outweigh the reduction in the Fund’s net asset value due to the trading costs associated with the repositioning.

Q.	Will the portfolio repositioning be a taxable event to Fund shareholders?

A.	Although the Fund may realize gains or losses from the sale of existing portfolio securities, it is expected that the Fund’s capital loss carry-forwards will offset any net realized capital gains.

Q.	When will the Repositioning Plan take effect?

A.	The Repositioning Plan will take effect as soon as practicable following shareholder approval of the change to the Fund’s fundamental concentration policy. It is anticipated that the Fund’s name change and the new distribution policy will take effect upon completion of the portfolio repositioning.

Q.	What happens if shareholders do not approve the proposal?

A.	If shareholders do not approve the change to the Fund’s fundamental concentration policy, the Board will consider other alternatives for the Fund as it deems appropriate and in the best interest of the Fund. In such a case, some or all components of the Repositioning Plan may not take effect. For example, the Adviser may be unable to implement the investment policy changes as proposed if the proposal is not approved and the Board would consider other alternatives. In such an event, the Fund will notify shareholders of any material changes to the Repositioning Plan and of any other similar actions taken with respect to the Fund.

Q.	How does the Board suggest that I vote?

A.	After careful consideration, the Board recommends that you vote “FOR” the approval of the proposal.

Q.	Who do I call if I have questions?

A.	If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call Computershare Fund Services, your proxy solicitor, at (866) 963-5818, weekdays during its business hours of 7:00 a.m. to 7:00 p.m. Central time. Please have your proxy materials available when you call.

Q.	How do I vote my shares?

A.	You may vote by mail, by telephone or over the Internet:

• To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States.

• To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide.

• To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

Q.	Will anyone contact me?

A.	You may receive a call from Computershare Fund Services, the proxy solicitor hired by the Fund, to verify that you received your proxy materials, to answer any questions you may have about the proposal and to encourage you to vote your proxy.

We recognize the inconvenience of the proxy solicitation process and would not impose on you if we did not believe that the matters being proposed were important and in the best interests of the Fund’s shareholders. Once your vote has been registered with the proxy solicitor, your name will be removed from the solicitor’s follow-up contact list.

Your vote is very important. We encourage you as a shareholder to participate in the Fund’s governance by returning your vote as soon as possible. If enough shareholders fail to cast their votes, the Fund may not be able to hold its meeting or the vote on the proposal, and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation.

September 16, 2011

Dear Shareholders:

We are pleased to invite you to the special meeting of shareholders of Nuveen Multi-Strategy Income and Growth Fund 2 (JQC) (the “Fund”) (the “Special Meeting”). The Special Meeting is scheduled for November 18, 2011, at 2:00 p.m., Central time, at the offices of Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

At the Special Meeting, you will be asked to consider and approve a change to the Fund’s fundamental investment restriction regarding industry concentration. Nuveen Fund Advisors, Inc. (the “Adviser”) proposed, and the Board of Trustees of the Fund has approved, repositioning the Fund by modifying its principal investment strategies. In particular, the Adviser proposed and the Board approved investment policy changes for the Fund that would result in the Fund adopting a single-strategy investment approach that seeks to invest across the capital structure of a company, with a primary emphasis on senior secured and second lien loans. As a result of the proposed changes, the Fund’s current fundamental concentration policy will no longer be applicable, and you are being asked to amend the Fund’s fundamental concentration policy to remove the financial services industry concentration.

The attached Proxy Statement has been prepared to give you information about this proposal.

All shareholders are cordially invited to attend the Special Meeting. In order to avoid delay and additional expense for the Fund, and to assure that your shares are represented, please vote as promptly as possible, whether or not you plan to attend the Special Meeting. You may vote by mail, telephone or over the Internet.

•	To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States.

•	To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide.

•	To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

We appreciate your continued support and confidence in Nuveen and our family of funds.

Very truly yours,

Kevin J. McCarthy
Vice President and Secretary

September 16, 2011

NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND 2
333 WEST WACKER DRIVE
CHICAGO, ILLINOIS 60606
(800) 257-8787

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
NOVEMBER 18, 2011

To the Shareholders of Nuveen Multi-Strategy Income and Growth Fund 2 (JQC):

Notice is hereby given that a special meeting of shareholders of Nuveen Multi-Strategy Income and Growth Fund (the “Fund”), will be held at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois, on November 18, 2011, at 2:00 p.m., Central time (the “Special Meeting”), for the following purpose and at any and all adjournments or postponements thereof:

1.  To amend the Fund’s fundamental investment restriction regarding concentration.

2.  To transact such other business as may properly come before the Special Meeting.

Shareholders of record at the close of business on September 7, 2011 are entitled to notice of and to vote at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting. In order to avoid delay and additional expense and to assure that your shares are represented, please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting. You may vote by mail, telephone or over the Internet. To vote by mail, please mark, sign, date and mail the enclosed proxy card. No postage is required if mailed in the United States. To vote by telephone, please call the toll-free number located on your proxy card and follow the recorded instructions, using your proxy card as a guide. To vote over the Internet, go to the Internet address provided on your proxy card and follow the instructions, using your proxy card as a guide.

Kevin J. McCarthy
Vice President and Secretary

Nuveen Multi-Strategy Income and Growth Fund 2
333 West Wacker Drive
Chicago, Illinois 60606
(800) 257-8787
Proxy Statement

September 16, 2011

This Proxy Statement is first being mailed to shareholders of Nuveen Multi-Strategy Income and Growth Fund 2 (JQC) (the “Fund”), on or about September 21, 2011.

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the “Board” and each Trustee a “Board Member” and collectively, the “Board Members”) of the Fund of proxies to be voted at the Special Meeting of Shareholders to be held at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois, on Friday, November 18, 2011, at 2:00 p.m., Central time (the “Special Meeting”), and at any and all adjournments and postponements thereof.

Proxies are being solicited from shareholders with respect to the following:

1.  To amend the Fund’s fundamental investment restriction regarding concentration.

2.  To transact such other business as may properly come before the Special Meeting.

General Information

On the matter coming before the Special Meeting as to which a choice has been specified by shareholders on the proxy, the shares will be voted accordingly where such proxy card is properly executed, timely received and not properly revoked (pursuant to the instruction below). If a properly executed proxy is returned and no choice is specified, the shares will be voted FOR the approval of the proposal listed in this Proxy Statement. Shareholders of the Fund who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Merely attending the Special Meeting, however, will not revoke any previously submitted proxy.

A quorum of shareholders is required to take action at the Special Meeting. A majority of the shares entitled to vote at the Special Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of election appointed for the Special Meeting. The inspectors of election will determine whether or not a quorum is present at the Special Meeting. The inspectors of election will treat abstentions and “broker non-votes” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as shares present for purposes of determining a quorum, but will not be treated as a vote cast for or against the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

Those persons who were shareholders of record at the close of business on September 7, 2011 will be entitled to one vote for each share held and a proportionate fractional vote for each fractional share held. The Fund’s common shares, which are listed on the New York Stock Exchange, are the only outstanding voting securities of the Fund. As of September 7, 2011, there were issued and outstanding 136,354,746 common shares of the Fund. On December 31, 2010, Board Members and executive officers as a group beneficially owned approximately 600,000 shares of all funds managed by Nuveen Fund Advisors, Inc. (the “Adviser”) (including shares held by the Board Members through the Deferred Compensation Plan for Independent Board Members and by executive officers in Nuveen’s 401(k)/profit sharing plan). As of March 9, 2011, each Board Member’s individual beneficial shareholdings of the Fund constituted less than 1% of the outstanding shares of the Fund. As of March 9, 2011, the Board Members and executive officers as a group beneficially owned less than 1% of the outstanding shares of the Fund. As of March 9, 2011, no shareholder beneficially owned more than 5% of any class of shares of the Fund.

Background

The Fund has an investment objective of high current income with a secondary objective of total return. The Fund currently pursues its objectives by employing a multi-strategy investment approach and allocating its assets among the following primary investment mandates — preferred securities; senior loans, high-yield debt and convertible securities; and equity securities. Each investment mandate currently is managed by a separate manager. The Fund currently maintains a strategic exposure target of approximately 70% in income-oriented debt securities (preferred securities and fixed- and floating-rate debt, including high yield debt and senior loans) and 30% in equities and equity-like securities (convertibles and domestic and international equities). Although the Fund historically has performed well over time in comparison to its benchmark, the Fund has been unable to attract sufficient demand to enable its common shares to consistently trade well relative to its net asset value (“NAV”).

As part of the ongoing evaluation of the Fund and after evaluation of a broad range of alternatives to address the trading discount of the Fund’s common shares, including expanded share repurchases, tender offers, Fund restructuring, mergers or reorganizations, conversion to an open-end fund and liquidation, the Adviser proposed and the Board approved the repositioning of the Fund’s portfolio and adopted a single-strategy investment approach that seeks to invest across the capital structure of a company, with a primary emphasis on senior secured and second lien loans. As a result, the Board approved an amendment to the Fund’s fundamental policy with respect to industry concentration to eliminate the requirement to concentrate at least 25% of its investments in the financial services industry. The Adviser recommended and the Board approved a number of related changes to effect the repositioning of the Fund, including: (1) changing the Fund’s investment policies to adopt a single-strategy investment approach that seeks to invest across the capital structure of a company, with a primary emphasis on senior secured and second lien loans, (2) subject to a transition period, terminating two of the Fund’s three existing sub-advisers, (3) changing the name of the Fund to Nuveen Credit Strategies Income Fund, and (4) discontinuing the current quarterly managed distribution policy and commencing monthly income distributions (collectively with the fundamental policy change, the “Repositioning Plan”). The goal of the proposed repositioning is to increase the attractiveness of the Fund’s common shares and narrow the Fund’s trading discount by:

•	Simplifying the Fund to focus on one of its current core portfolio strategies;

•	Positioning the Fund in a closed-end fund category that is well understood and has historically seen more consistent secondary market demand; and

•	Differentiating the Fund from similar funds, including other Nuveen closed-end funds in the same fund category.

Repositioning Plan

Investment Policy Changes.  The Fund’s current investment objective of high current income with a secondary objective of total return will not change. The Adviser proposed and the Board approved investment policy changes for the Fund that would result in the Fund adopting a single-strategy investment approach that seeks to invest across the capital structure of a company, with a primary emphasis on senior secured and second lien loans. Upon completion of the repositioning, the Fund will pursue a broad-based credit strategy that is built upon a core loan allocation. The Fund will seek to offer investors access to opportunities across the capital structure of companies from senior secured debt to common equity. The Fund will invest in a core portfolio of at least 70% of managed assets in senior secured and second lien loans, and will also opportunistically invest up to 30% of its managed assets across the capital structure of companies (including in equity securities) with a primary emphasis on high yield bonds, convertible securities and other forms of income-producing securities.

Upon completion of the repositioning, the primary risks of investing in the Fund will be the risks associated with a debt-oriented portfolio, including credit risk, interest rate risk, high-yield bond risk, and senior loan risk. While the Fund was previously subject to these risks as part of its multi-strategy debt portfolio, the Fund will no longer be diversified across multiple asset classes and strategies. As a result of the change to a single-strategy investment approach, risks associated with the portfolio segments that will no longer form a primary part of the new strategy (including preferred securities) will not be principal risks and the risks associated with debt securities and loans will be heightened. The Fund may continue to opportunistically invest in equity securities to a limited extent, in which case it will be subject to risks associated with equity securities, although it is not expected that those will be the primary risks of investing in the Fund. In addition, industry concentration risk will no longer apply. The Fund intends to continue to use leverage and does not expect to change the level of outstanding leverage in connection with the repositioning. Accordingly, the Fund will remain subject to leverage risk. As of June 30, 2011, the Fund had outstanding leverage in the form of borrowing through a prime brokerage facility in an amount representing 22.7% of total assets.

The Fund’s investment objective is fundamental. The other investment policies described above, other than the concentration policy, are not fundamental and may be changed by the Board without shareholder approval.

Proposed Concentration Policy Change.  The Adviser recommended and the Board approved a change to the Fund’s fundamental policy regarding industry concentration to eliminate the requirement to concentrate in the financial services industry. This policy change is subject to shareholder approval and is described in detail below.

Sub-Adviser Changes.  Spectrum Asset Management, Inc. (“Spectrum”), Symphony Asset Management, LLC (“Symphony”) and Tradewinds Global Investors, LLC (“Tradewinds”) currently serve as sub-advisers to the Fund pursuant to investment sub-advisory agreements with the Adviser. Symphony and Tradewinds are affiliates of the Adviser. Symphony has primary responsibility for investments in convertible, high yield and senior loan securities, and for certain domestic and international equity investments; Spectrum has primary responsibility for preferred securities; and Tradewinds has primary responsibility for opportunistic equity securities. As part of the Repositioning Plan, the Adviser proposed and the Board approved, the termination of the current sub-advisory agreements with Spectrum and Tradewinds. As a result, Symphony will serve as the sub-adviser with respect to the entire portfolio of the Fund upon the completion of the repositioning. Symphony utilizes an integrated, industry-focused approach that covers a company’s entire capital structure from senior secured debt to common equity. Combining their thematic, top down investment approach with bottom up, fundamental security selection, the Symphony team focuses on relative value analysis to identify and exploit potential opportunities within capital structures of individual companies.

Spectrum and Tradewinds each will remain as sub-adviser for a period of time to assist in disposing of current portfolio holdings that are not compatible with the new strategy. In connection with the Repositioning Plan, the Adviser also proposed and the Board approved a change in Symphony’s sub-advisory fee rate. Currently, Symphony’s sub-advisory fee is calculated based on two different rate schedules, one for the multi-strategy income portion of the portfolio and the other for the equity portion of the portfolio managed by Symphony. As soon as practicable following shareholder approval, the sub-advisory agreement with Symphony will be amended to reflect a single fee schedule. The new sub-advisory fee schedule will reflect the higher fee rate payable to Symphony. In particular, the new fee schedule results in a reallocation of 2.5% of the management fee from the Adviser to Symphony with respect to assets previously allocated to the multi-strategy debt sleeve.

Management Fee Rate Changes.  As discussed below, if shareholders approve the proposal, the Adviser has agreed to a permanent reduction of two basis points (0.02%) in the management fee rate payable under the investment advisory agreement, which would result in a commensurate reduction in the Fund’s operating expense ratio.

Name Change.  Upon completion of the repositioning of the Fund’s portfolio, the Fund will change its name to Nuveen Credit Strategies Income Fund to better reflect the new investment approach.

Distribution Policy Change.  Upon completion of the repositioning, the Fund will discontinue its current quarterly managed distribution policy (in which distributions may be sourced not just from income, but also from capital gains and, if necessary, return of capital), and commence monthly distributions of income. The repositioning is not expected to affect the level of the Fund’s annualized distribution rate per share initially.

PROPOSAL

To Amend the Fund’s Fundamental Investment Restriction Regarding Concentration

Introduction

As discussed above, in connection with the Repositioning Plan, shareholders are being asked to amend the Fund’s fundamental investment restriction regarding concentration to remove the financial services industry concentration. The current policy and the proposed policy are set forth below.

Current Concentration Policy. The Fund may not invest more than 25% of its total assets in securities of issuers in any one industry other than the financial services industry; provided, however, that such limitation shall not apply to obligations issued or guaranteed by the United States Government or by its agencies or instrumentalities, and provided further that for purposes of this limitation the term “issuer” shall not include a lender selling a [participation] to the Fund together with any other person interpositioned between such lender and Fund with respect to a participation.

Proposed Concentration Policy. The Fund may not invest more than 25% of its total assets in securities of issuers in any one industry; provided, however, that such limitation shall not apply to obligations issued or guaranteed by the United States Government or by its agencies or instrumentalities, and provided further that for purposes of this limitation the term “issuer” shall not include a lender selling a participation to the Fund together with any other person interpositioned between such lender and Fund with respect to a participation (the “New Fundamental Policy”).

Discussion of Proposal

The Fund’s current fundamental investment policy is directly related to the Fund’s historical emphasis on investments in preferred securities, which are predominantly issued by companies in the financial services industry. Under the current multi-strategy approach followed by the Fund, the Fund generally has targeted an allocation of approximately 50% to preferred securities. Under the single-strategy investment approach that has been approved as part of the Repositioning Plan, the Fund will no longer focus its investments in preferred securities. As a result, the requirement to concentrate in issuers in the financial services industry is no longer compatible with the Fund’s investment approach. The Adviser and the Board believe that the New Fundamental Policy will allow the Fund to pursue the broad-based credit strategy contemplated by the Repositioning Plan. If shareholders approve the New Fundamental Policy, the Fund will no longer concentrate its investments in the securities of issuers in the financial services industry.

If shareholders approve the New Fundamental Policy, the Repositioning Plan will take effect as soon as practicable following the shareholder meeting. The Fund will bear the transaction costs, such as commissions or dealer mark-ups, in connection with the repositioning. It is anticipated that the repositioning of the Fund’s portfolio will result in significant portfolio turnover, which will result in higher explicit (i.e., trading commissions) and implicit (i.e., dealer mark-ups) transaction costs than would otherwise be incurred. Such costs will reduce the total return on NAV to common shareholders. The Adviser and the Board believe that the potential benefits of the repositioning in terms of improved market price of the Fund’s common shares relative to NAV will outweigh the reduction in the Fund’s NAV due to the trading costs associated with the repositioning. In addition, although the Fund may realize gains or losses from the sale of existing portfolio securities, it is expected that the Fund’s capital loss carry-forwards will offset any net realized capital gains.

As part of the Fund’s divestment of certain portfolio holdings, the Fund may engage in cross-trades with other Nuveen funds to the extent such transactions are permitted by the Investment Company Act of 1940 Act (the “1940 Act”) and are effected in accordance with the Fund’s procedures adopted pursuant to Rule 17a-7 under the 1940 Act. While the use of cross-trades may reduce a portion of the transaction costs associated with the repositioning, cross-trades present certain conflicts of interest, including risks associated with the manner in which such securities are priced.

Although the Repositioning Plan will not increase the Fund’s operating expense ratio, in light of certain operating efficiencies that are expected to result from the repositioning, the Adviser has agreed to a permanent reduction to its management fee rate if shareholders approve the proposal. The management fee paid by the Fund to the Adviser is comprised of a Fund Level Fee and a Complex Level Fee, as amended. The Adviser has agreed to a permanent reduction of the Fund Level Fee in an amount equal to two basis points (0.02%) at each breakpoint level if the Repositioning Plan takes effect.

During the course of the year, the Adviser has been evaluating the investment strategy of the Fund and considering potential changes to the strategy in an effort to enhance the attractiveness of the Fund’s common shares in the market place in order to help narrow the trading discount. Over the course of a number of meetings, the Board considered a variety of materials provided by the Adviser relating to the proposed repositioning of the Fund. The Board considered that the Fund would bear the transaction costs of purchasing and selling portfolio securities in connection with the repositioning the portfolio of the Fund and the proxy solicitation costs in seeking necessary shareholder approval, reviewed the estimated costs of, and steps to be followed in connection with, the transition, reviewed the estimated benefits to the Fund if the discount is narrowed, and considered that the Adviser has agreed to permanently reduce its management fee by two basis points if the proposal is approved. At its meeting on August 22, 2011, the Board determined that the Repositioning Plan was in the best interests of the Fund, and recommended that shareholders approve the proposal.

Required Vote

To amend the Fund’s fundamental concentration policy, the proposal must be approved by the vote of the lesser of (i) 67% or more of the voting securities of the Fund that are present at the Special Meeting if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy at the Special Meeting or (ii) more than 50% of the outstanding voting securities of the Fund.

If shareholders approve the change to the Fund’s fundamental concentration policy, the Repositioning Plan will take effect as soon as practicable following the Special Meeting. It is anticipated that the Fund’s name change and the new distribution policy will take effect upon completion of the portfolio repositioning. Spectrum and Tradewinds will continue to serve as a sub-adviser to the Fund solely for purposes of assisting in disposing of portfolio securities currently managed by each firm that have been identified by Symphony as candidates for sale. Subject to market conditions, the repositioning is expected to be completed as soon as practicable after shareholder approval. The current sub-advisory agreements with Spectrum and Tradewinds will be terminated following the disposition of such holdings.

If shareholders do not approve the change to the Fund’s fundamental concentration policy, the Board will consider other alternatives for the Fund as it deems appropriate and in the best interest of the Fund. In such a case, the Board will reconsider whether or not to implement any components of the Repositioning Plan, and it is possible that some or all of the components of the Repositioning Plan will not take effect. For example, the Adviser may be unable to implement the investment policy changes as proposed if the proposal is not approved and the Board would consider other alternatives. In such an event, the Fund will notify shareholders of any material changes to the Repositioning Plan and of any other similar actions taken with respect to the Fund.

The Board recommends that shareholders vote FOR the approval of the proposal.

Section 16(a) Beneficial Interest Reporting Compliance

Section 30(h) of the 1940 Act and Section 16(a) of the 1934 Act require Board Members, officers, the Adviser, affiliated persons of the Adviser and persons who own more than 10% of a registered class of the Fund’s equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund’s shares with the SEC and the New York Stock Exchange. These persons and entities are required by SEC regulation to furnish the Fund with copies of all Section 16(a) forms they file. Based on a review of these forms furnished to the Fund, the Fund believes that its Board Members and officers, the Adviser and affiliated persons of the Adviser have complied with all applicable Section 16(a) filing requirements during its last fiscal year. To the knowledge of management of the Fund, no shareholder of the Fund owns more than 10% of a registered class of the Fund’s equity securities.

Shareholder Proposals

To be considered for presentation at the annual meeting of shareholders for the Fund to be held in 2012, shareholder proposals submitted pursuant to Rule 14a-8 of the 1934 Act must be received at the offices of the Fund, 333 West Wacker Drive, Chicago, Illinois 60606, not later than February 3, 2012. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) of a proposal submitted outside of the process of Rule 14a-8 for the annual meeting must, pursuant to the Fund’s By-Laws, submit such written notice to the Fund not later than April 16, 2012 or prior to April 2, 2012. Timely submission of a proposal does not mean that such proposal will be included in a proxy statement.

Shareholder Communications

Fund shareholders who want to communicate with the Board or any individual Board Member should write to the attention of Lorna Ferguson, Manager of Fund Board Relations, Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois 60606. The letter should indicate that you are the Fund shareholder and note the Fund that you own. If the communication is intended for a specific Board Member and so indicates it will be sent only to that Board Member. If a communication does not indicate a specific Board Member, it will be sent to the Independent Chairman and the outside counsel to the Independent Board Members for further distribution as deemed appropriate by such persons.

Expenses of Proxy Solicitation

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with the solicitation of proxies will be paid by the Fund. The Fund has engaged Computershare Fund Services to assist in the solicitation of proxies at an estimated cost of $182,300. Additional solicitation may be made by letter or telephone by officers or employees of Nuveen or the Adviser, or by dealers and their representatives.

Fiscal Year

The last fiscal year end for the Fund was December 31, 2010.

Annual Report Delivery

Annual reports will be sent to shareholders of record of the Fund following the Fund’s fiscal year end. The Fund will furnish, without charge, a copy of its annual report and/or semi-annual report as available upon request. Such written or oral requests should be directed to the Fund at 333 West Wacker Drive, Chicago, Illinois 60606 or by calling 1-800-257-8787.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on November 18, 2011:

The Fund’s proxy statement is available at www.nuveenproxy.com/ProxyInfo/CEF/Default.aspx. For more information, shareholders may also contact the Fund at the address and phone number set forth above.

Please note that only one annual report or proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or proxy statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the applicable Fund at the address and phone number set forth above.

Information About the Adviser

The Adviser is located at 333 West Wacker Drive, Chicago, Illinois 60606. The Adviser is a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen”). Nuveen is a wholly-owned subsidiary of Windy City, a corporation formed by investors led by Madison Dearborn Partners, LLC (“MDP”), a private equity investment firm based in Chicago, Illinois. Windy City is controlled by MDP on behalf of the Madison Dearborn Capital Partner V funds.

General

Management does not intend to present and does not have reason to believe that any other items of business will be presented at the Special Meeting. However, if other matters are properly presented at the Special Meeting for a vote, the proxies will be voted by the persons acting under the proxies upon such matters in accordance with their judgment of the best interests of the Fund.

A list of shareholders entitled to be present and to vote at the Special Meeting will be available at the offices of the Fund, 333 West Wacker Drive, Chicago, Illinois, for inspection by any Fund shareholder during regular business hours beginning ten days prior to the date of the Special Meeting.

The person presiding at the Special Meeting may, whether or not a quorum is present, propose one or more adjournments of the Special Meeting without further notice to permit further solicitations of proxies. Under the Fund’s By-Laws, an adjournment of a meeting with respect to a matter requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the meeting whether or not a quorum is so present.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Kevin J. McCarthy
Vice President and Secretary
September 16, 2011

Nuveen Investments
333 West Wacker Drive
Chicago, IL 60606-1286

(800) 257-8787

www.nuveen.com	JQC1111

[FORM OF PROXY]
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 333 West Wacker Drive Chicago, IL, 60606 on November 18, 2011

Please detach at perforation before mailing.

PROXY	NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND 2	PROXY
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON November 18, 2011
THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the Nuveen Multi-Strategy Income and Growth Fund 2, revoking previous proxies, hereby appoints Gifford R. Zimmerman, Kevin J. McCarthy and Kathleen Prudhomme, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Nuveen Multi-Strategy Income and Growth Fund 2 which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on November 18, 2011, at 2:00 p.m. Central time, at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois, 60606, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged. The shares of Nuveen Multi-Strategy Income and Growth Fund 2 represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503
   999 9999 9999 999
Note: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

Signature and Title, if applicable

Signature (if held jointly)

Date	[CFS Doc Code]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Nuveen Multi-Strategy Income and Growth Fund 2 Shareholders Meeting to Be Held on November 18, 2011.
The Proxy Statement for this meeting is available at https://www.proxy-direct.com/nuv22902
IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD
Please detach at perforation before mailing.
The Board of Trustees recommends a vote “FOR” the following proposal.
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE: ■

	FOR	AGAINST	ABSTAIN
1. To amend the Fund’s fundamental investment restriction regarding concentration.	☐	☐	☐

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
WE URGE YOU TO SIGN, DATE AND MAIL THIS PROXY PROMPTLY
[CFS Doc Code]